Exhibit 5.1

[PATTON BOGGS LLP LETTERHEAD]

April 20, 2010

Board of Directors
Hyperdynamics Corporation
12012 Wickchester Lane
Suite 475
Houston, TX 77079

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as legal counsel to Hyperdynamics Corporation, a Delaware corporation (the “Company”) in connection with the public offering of 8,153,846 shares of common stock, $.001 par value (“Common Stock”), of the Company (the “Shares”), warrants to purchase up to an aggregate of 2,853,846 shares of Common Stock (the “Warrants”) and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Warrants and the Shares, the “Securities”) to be offered and sold by the Company pursuant to a registration statement on Form S-3, as amended (Registration No. 333-148287) (the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a registration statement on Form S-3, as amended (Registration No. 333-166170) filed by the Company with the Commission pursuant to Rule 462(b) of the Act (the “462(b) Registration Statement” and collectively with the Initial Registration Statement, the “Registration Statements”), the prospectus dated February 12, 2008 (the “Base Prospectus”) and the prospectus supplement, dated April 20, 2010 (the “Prospectus Supplement”).  The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statements, (ii) the Prospectus, (iii) a specimen certificate representing the Common Stock, (iv) the Certificate of Incorporation, as amended, of the Company, (v) the Bylaws, as amended, of the Company, and (vi) certain resolutions adopted by the Board of Directors, or a committee thereof, of the Company with respect to the issuance of the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein. The Shares and Warrants are to be sold to institutional investors pursuant to a securities purchase agreement dated April 20, 2010 (the “Purchase Agreement”).

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments, and we have assumed the accuracy and authenticity of such certificates and documents. We have further assumed that the Shares and Warrants will be issued and delivered in accordance with the terms of the Purchase Agreement.

The following opinion is limited in all respects to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that

1. The Shares been duly authorized for issuance by all necessary corporate action of the Company, and, when issued and delivered against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

2. The Warrants, when issued and delivered in accordance with the terms and conditions of the Purchase Agreement and duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws related to or affecting creditors’ rights and to general principles of equity.

3. The Warrant Shares, when issued and paid for upon the exercise of the Warrants, and in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statements. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ PATTON BOGGS LLP

PATTON BOGGS LLP